Exhibit 10.3

Geschäftsführeranstellungsvertrag

Managing Director's Contract of Employment

zwischen

between

Heidrive GmbH & Co. KG
Starenstraße 23, 93309 Kelheim

– im Folgenden „**Gesellschaft**" –

– hereinafter "**Company**" –

und

and

Herrn **Helmut Pirthauer**
Rebenweg 24, 93309 Kelheim

– im Folgenden „**Geschäftsführer**" –

– hereinafter "**Managing Director**" –

Präambel

In Erfüllung des Beschlusses der Gesellschaft über die Bestellung des Geschäftsführers und unter Beachtung des Gesellschaftsvertrages der Gesellschaft, welcher dem Geschäftsführer bekannt ist, schließen die Beteiligten den nachfolgenden Geschäftsführeranstellungsvertrag:

Preamble

In compliance with the resolution passed by the Company regarding appointment of the Director and in accordance with the Company´s Memorandum and Articles of Association which are known to the Managing Director, the parties hereby conclude the following Managing Director's Contract of Employment.

§ 1
Aufgaben und Pflichten

(1) Der Geschäftsführer ist – gegebenenfalls zusammen mit weiteren Geschäftsführern – Geschäftsführer der Gesellschaft sowie auch Geschäftsführer von Tochtergesellschaften der

Section 1
Duties and Responsibilities

(1) The Managing Director is – as the case may be together with other Managing Directors – Managing Director of the Company and also Managing Director of the subsidiaries of the

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Gesellschaft..

(2) Der Geschäftsführer erfüllt seine Aufgaben grundsätzlich am jeweiligen Sitz der Gesellschaft. Soweit die Belange der Gesellschaft es erfordern, erfüllt der Geschäftsführer seine Aufgaben auch an anderen Orten.

(3) Der Geschäftsführer führt die Geschäfte der Gesellschaft und vertritt die Gesellschaft nach außen nach Maßgabe der Satzung der Gesellschaft, der Weisungen der Gesellschafterversammlung, einer etwaig erlassenen Geschäftsordnung, den Regelungen dieses Vertrages und unter Beachtung der gesetzlichen Bestimmungen.

(4) Die Gesellschafterversammlung kann jederzeit die Vertretungs- und Geschäftsführungsbefugnis des Geschäftsführers ändern. Die Gesellschafterversammlung kann ferner eine Geschäftsordnung für die Geschäftsführung erlassen, in der auch Einzelheiten der Geschäftsführung und der Vertretung einschließlich Zustimmungserfordernisse geregelt werden. Die Geschäftsordnung kann jederzeit geändert werden.

§ 2
Arbeitszeit und Nebentätigkeit

company.

(2) As a rule, the Managing Director shall carry out his duties at the respective business seat of the Company. Insofar as it is in the interest of the Company, the Managing Director shall fulfil his duties also at other locations.

(3) The Managing Director manages the business of the Company and represents the Company in relation to third parties each in accordance with the articles of association of the Company, the instructions of the shareholders' meeting, any rules of procedure as may be enacted, the regulations of this contract and in compliance with applicable law.

(4) The shareholders' meeting may at any time modify the Managing Director's power to represent and manage the Company. The shareholders' meeting also may enact rules of procedure for the management which may contain detailed regulations regarding the management and the representation of the Company including the requirement to obtain prior approvals. The rules of procedure may be amended at any time.

Section 2
Hours of Work and Secondary Employment

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(1) Der Geschäftsführer wird der Gesellschaft seine volle Arbeitskraft widmen und die Interessen der Gesellschaft nach besten Kräften fördern. Soweit es das Wohl der Gesellschaft erfordert, wird er der Gesellschaft auch über die reguläre Arbeitszeit hinaus zur Verfügung stehen.

(2) Die Ausübung entgeltlichen oder unentgeltlichen Nebentätigkeit und die Wahrnehmung von Ehrenämtern sowie das Halten von Beteiligungen an Unternehmen, die mit der Gesellschaft in Konkurrenz stehen, bedürfen der ausdrücklichen vorherigen schriftlichen Zustimmung der Gesellschafterversammlung. Ausgenommen von der Zustimmungspflicht sind der Erwerb und das Halten von Anteilen an börsennotierten Gesellschaften bis zu einer Grenze von 5% des Stammkapitals.

(3) Weiter erteilt die Gesellschaft die Zustimmung für geringfügige Tätigkeiten in der Firma „Ingenieurbüro Helmut Pirthauer (IHP) des Geschäftsführers, soweit die IHP keine Aufträge von Wettbewerbern der Gesellschaft annimmt. Die hiermit erteilte Zustimmung ist widerruflich, wenn durch Tätigkeiten für die IHP die Leistung des Geschäftsführers für

(1) The Managing Director shall devote his entire working capacity to the Company and shall promote the interests of the Company using his best efforts. As far as required by the business of the Company, the Managing Director shall be available for the Company for periods in excess of the regular working time.

(2) Any secondary employment, be it with or without remuneration, and the holding of any honorary offices as well as any participations in enterprises which compete with the Company, require the express prior written approval of the shareholders' meeting. The acquisition and holding of shares in companies listed on a stock ex-change up to a threshold of 5% of the share capital shall be exempted from such requirement for approval.

(3) Further, the Company gives its consent to minor business activities carried out by the company "Ingenieurbüro Helmut Pirthauer (IHP)" of the Managing Director as long as IHP does not accept orders of the Company's competitors. The consent thereby given is revocable, if any such activities by IHP affect the Man-

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die Gesellschaft beeinträchtigt wird.

(4) Auf Verlangen der Gesellschafterversammlung hat der Geschäftsführer für andere Unternehmen, an denen Beteiligungen oder ähnliche Interessen der Gesellschaft bestehen, in näher zu vereinbarender Weise überwachend oder geschäftsleitend tätig zu werden oder solche Tätigkeiten wieder aufzugeben. Dies trifft insbesondere zu auf die Übernahme von Aufsichtsrats-, Beirats- oder vergleichbaren Mandaten mit Überwachungsfunktion ebenso wie für Tätigkeiten in Berufsorganisationen, Verbänden und ähnlichen Zusammenschlüssen, denen die Gesellschaft aufgrund ihrer geschäftlichen Betätigung angehört.

aging Director's performance with respect to the Company.

(4) At the request of the shareholders´ meeting, the Managing Director shall act in a manner to be agreed in further detail on behalf of other companies in which the Company holds shares or similar interests, either in a supervisory or managerial role, or shall subsequently discontinue such activities. This shall include, but not be limited to assuming seats on supervisory or advisory boards or similar offices involving supervisory duties, as well as activities in professional organisations, associations and similar alliances to which the Company belongs by virtue of its business operations.

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§ 3
Vertragsdauer, Vertragsbeendigung

(1) Dieser Vertrag beginnt rückwirkend zum 01.01.2016 und läuft auf unbestimmte Zeit, längstens aber bis zum Erreichen des gesetzlichen Rentenalters.

(2) Der Vertrag ist beiderseits wie folgt kündbar:

a) wenn die Kündigung im Zeitraum 01.01 und 30.06 eines Jahres zugeht, zum Ende des Kalenderjahres oder wenn

b) die Kündigung im Zeitraum 01.07 bis 31.12 eines Kalenderjahres zugeht, mit einer Frist von 6 Monaten zum Monatsende.

(3) Lediglich in dem Fall, dass eine ordentliche Kündigung durch die Gesellschaft erfolgt, erhält der Geschäftsführer eine Abfindung in Höhe eines eineinhalb Jahresgrundgehaltes.

Section 3
Contract Term and Termination

(1) This Service Agreement commences retroactive on 01.01.2016 and continues until terminated but no longer than the Managing Director reaches the statutory retirement age.

(2) Both parties may terminate the Agreement as follows:

a) If notice is given between 1 January and 30 June, the agreement will end at the end of the year, or

b) if notice if given between 1 July and 31 December, the agreement will end with a notice period of six month to the end of a month.

(3) Only in the case of a termination without cause by the company, the company will provide the Managing Director with a one and a half years' base salary severance.

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(4) Das Recht zur Kündigung dieses Vertrages durch eine der Parteien aus einem wichtigen Grunde ohne Einhaltung einer Frist bleibt unberührt.

(4) This shall be without prejudice to the right of each party to terminate the present Contract for good cause without adhering to a notice period.

(5) Jede Kündigung dieses Vertrages bedarf der Schriftform.

(5) Any notice of termination shall be in writing.

(6) Wenn dieser Vertrag gekündigt wird, ist die Gesellschaft berechtigt, den Geschäftsführer von seiner Tätigkeit unter Fortzahlung der Vergütung freizustellen. Die Dauer der Freistellung wird auf den Urlaubsanspruch angerechnet.

(6) If either party gives notice of termination, the Company may release the Managing Director from his duties provided that the Company continues to pay the remuneration due to the Managing Director. Any period of such release shall be offset against any holiday entitlement.

(7) Bei Beendigung dieses Vertrages hat der Geschäftsführer die aufgrund seiner Stellung in der Gesellschaft übernommenen Geschäftsführerämter, Aufsichtsratsmandate, ähnliche Funktionen und Ehrenämter („Ämter") niederzulegen. Der Geschäftsführer ist jederzeit zur Niederlegung eines seiner Ämter verpflichtet, wenn er durch die Gesellschafterversammlung hierzu aufgefordert wird

(7) Upon termination of this Agreement the Managing Director shall resign from all other posts as Managing Director, supervisory board member and similar functions as well as honorary offices ("Posts") which he had assumed due to his being Managing Director of the Company. The Managing Director shall at any time resign from any of his Posts at the request of the shareholders' meeting.

(8) Für alle Fragen betreffend die Betriebszugehörigkeit wird das Eintrittsdatum 1. Januar 1997 zugrundegelegt.

(8) The date of joining the Company, 1 January 1997, will be taken as a basis for all questions concerning the period of employment.

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§ 4
Treuepflicht, Betriebsgeheimnisse

(1) Der Geschäftsführer ist verpflichtet, Dritten gegenüber strengstens Stillschweigen über alle ihm anvertrauten oder sonst bekannt gewordenen geschäftlichen, betrieblichen oder technischen Informationen und Vorgänge zu wahren, die die Gesellschaft betreffen und die internen oder vertraulichen Charakter haben. Nach Beendigung des Anstellungsverhältnisses besteht diese Pflicht fort, also auch im Falle einer Kündigung oder Pensionierung.

(2) Geschäftliche und betriebliche Unterlagen aller Art (z. B. Urkunden, Verträge, Vermerke, Korrespondenzen, Gutachten, Verfahren, Kalkulationen usw., gleichgültig, ob im Original, Durchschlag, in Vervielfältigung oder im Entwurf) einschließlich persönlicher Aufzeichnungen über dienstliche Angelegenheiten, dürfen nur zu geschäftlichen Zwecken verwandt werden.

(3) Insbesondere ist untersagt, Kostenberechnungen, Statistiken, Zeichnungen u. Ä. in Abschriften, Fotokopien oder Auszüge außerbetrieblich zu fertigen, zu benutzen oder an dritte Personen weiterzugeben.

Section 4
Duty of Loyalty, Trade Secrets

(1) The Managing Director shall be obliged to keep secret and strictly confidential vis-à-vis third parties all business, operational or technical information and processes entrusted to him, or which otherwise come to his knowledge and which involve the Company and are of an internal or confidential nature. Such obligation shall continue to apply following termination of employment, i.e. also in the event of notice or retirement.

(2) Business and operational documents of all kinds (e.g. deeds, contracts, memoranda, correspondence, expert opinions, processes, calculations etc., whether originals, carbon copies, duplications or drafts), including personal records relating to business matters, may be used for business purposes only.

(3) In particular, external creation, use or transfer to a third party of cost calculations, statistics, drawings or similar documents in the form of duplicates, photocopies or extracts shall be prohibited.

Unterlagen im Sinne des Abs . (2).die der GeschaftsfOhrer im Rahmen sei- nes Dienstverhaltnisses in Besitz hat, sind sorgfaltig aufzubewahren und auf Verlangen der Gesellschaf- terversammlungjederzeit , spates- tens bei Beendigung des Anstel- lungsverhaltnisses , der Gesellschaft auszuhandigen . Gleiches gilt tor sonstige Gegenstande , die sich in Ei- gentum oder Besitz der Gesellschaft befinden. Zuruckbehaltungsrechte konnen durch den GeschaftsfOhrer nicht gel- tend gemacht werden. Der Ge- schaftsfOhrer kann mit Anspruchen gegen die Gesellschaft nicht aufrech-nen. §5 Genehmigungspflichtige Geschafte (1) Der GeschaftsfOhrer bedarf zu den in Anlage 2 aufgelisteten Handlungen der Zustimmung der Gesellschafter- versammlung bzw. der van dieser bestellten Vertretern bzw. dart die Gesellschaft nur in dem in Anlage 3 aufgefOhrten Umfang vertreten. (2) Die Anlagen konnen jederzeit durch den Gesellschafter gean- dert oder erganzt werden . Documents pursuant to subclause (2) which are in the possession of the Managing Director for employment purposes shall be carefully stored and at the request of the sharehold- ers·meeting shall be handed over to the Company at any time , but no later than upon termination of employ- ment. The same shall apply to other objects owned by or in the posses- sion of the Company. The Managing Director may neither exercise any rights of retention, nor set off any claims against the Com- pany. Section 5 Business Requiring Approval In order to undertake the following actions, listed in Annex 2, the Man- aging Director shall require the con- sent of the shareholders · meeting or of representatives appointed by the latter respectively his authority is lim- ited to and governed by Annex 3. The encloses may be revised from time to time by the shareholder. :

§6 Krankheit und Tod Im Falle einer vorObergehenden Ar- beitsunfahigkeit des GeschaftsfOh- rers, die durch Krankheit oder aus ei- nem anderen vom GeschaftsfOhrer nicht zu vertretenden Grunde eintritt, hat der GeschaftsfOhrer Anspruch auf Fortzahlung seines Gehaltes ge- maB § 7 Abs.(1) dieses Vertrages fur die Dauer von bis zu sechs Monaten, langstens jedoch bis zur Beendigung dieses Vertrages. Der GeschaftsfOhrer ist verpflichtet , jede Arbeitsverhinderung , deren vo- raussichtliche Dauer und den Grund der Gesellschaft unverzOglich mitzu- teilen . Dauert die Arbeitsunfahigkeit langer als drei Tage , ist in der Regel eine arztliche Bescheinigung vorzu- legen. SchadensersatzansprOche gegen Dritte tritt der GeschaftsfOhrer in Hohe der geleisteten Gehaltsfortzah- lung an die Gesellschaft ab. Section 6 Illness and Death In the event of a temporary incapacity of the Managing Director to work based on illness or other reasons for which the Managing Director is not responsible , the Managing Director is entitled to claim the continued pay- ment of his remuneration pursuant to sec . 7 para. (1) of this Agreement for a period of up to six month but no longer than until the termination of this Agreement. The Managing Director is obliged to give notice to the company of any temporary incapacity to work and of the probable duration and the reason. If the period during which the Manag- ing Director is incapable to work lasts longer than three days,the Managing Director shall, as a rule, present a medical certificate. The Managing Director assigns to the Company any claims for damages he might have against third parties up to the amount of the continued pay- ments made. )-fl

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(4) Im Falle des Todes des Geschäftsführers während der Dauer dieses Vertrages ist der Ehegatte des Geschäftsführers oder – falls ein Ehegatte nicht vorhanden ist – sind die unterhaltsberechtigten Kinder des Geschäftsführers berechtigt, die Fortzahlung des Grundgehalts gemäß § 7 Abs. (1) dieses Vertrages für den Sterbemonat und die sechs nächstfolgenden Kalendermonate an sich zu verlangen.

(4) In the event of the Managing Director's death during the term of this Agreement, the Managing Director's spouse or – if there is no spouse – his children being entitled to maintenance may claim the continued payment of the base salary pursuant to sec. 7 para. (1) of this Agreement in his own name for the month of the Managing Director's death and the six consecutive calendar months thereafter.

§ 7
Bezüge

Section 7
Remuneration

(1) Der Geschäftsführer erhält ein Jahresgrundgehalt von brutto EUR 200.000,00. Das Gehalt ist in 12 gleichen Raten jeweils am Ende eines Kalendermonats unter Abzug von Steuern und Sozialabgaben zahlbar.

(1) The Managing Director shall be entitled to an annual base salary of EUR 200,000.00 gross. The salary shall be paid in 12 equal instalments at the end of each calendar month after deduction of tax and social security contributions.

(2) Zusätzlich zu dem Jahresgrundgehalt erhält der Geschäftsführer einen target Bonus (Zielvorstellung ca. 30 % des Grundgehaltes) ,der sich gemäß dem als Anlage 1 beiliegenden Bonusprogramm berechnet.

(2) In addition to the annual base salary, the Managing Director shall receive a target bonus based (goal 30 % of the base salary) pursuant to the bonus programme attached as Annex 1.

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(3) Beginnt oder endet dieser Vertrag unterjährig, werden die vorgenannten Zahlungen zeitanteilig geschuldet.

(3) If this Agreement commences or terminates, not at the beginning, but during a calendar year, the above payments shall be made on a pro rata basis.

(4) Ein Anspruch auf Vergütung von Überstunden, Sonntags-, Feiertags- oder sonstiger Mehrarbeit sowie auf Zulagen und Zuschüsse besteht nicht.

(4) The Managing Director shall not be entitled to claim remuneration for overtime, Sunday or public holiday work or other extra work, or for bonuses and allowances.

(5) Die Gesellschaft wird sich darum bemühen, dass der Geschäftsführer am „Restricted Stock Option Program" im Umfang von EUR 40.000 der Muttergesellschaft teilnehmen kann. Eine einklagbare Verpflichtung zur Teilnahme an dem Programm besteht nicht. Sollte aus welchen Gründen wie auch immer eine Teilnahme am „Restricted Stock Option Programm" nicht möglich sein, wird in der Höhe dieses Betrages eine Barauszahlung erfolgen.

The Company shall endeavour that the Managing Director can take part in the "Restricted Stock Option Program" in the amount of € 40K of the parent company. There is no enforceable obligation to take part in this Program.

If, for whatever reason, participation in the "Restricted Stock Option Program" is not possible, a cash payment will be made for this amount.

(6) Anhebungen der Vergütung erfolgen in der Zukunft einvernehmlich, grundsätzlich basierend der Entwicklung der Gesellschaft, der individuellen Leistung, einer steigenden Jobverantwortung, Mark-Konditionen etc.

(6) Increases to overall compensation in the future will be agreed between the parties in general based on the relation to company performance, individual performance, increased job responsibilities, market conditions, etc.

§8 Auslagen und Firmenwagen Section 8 Expenses and Company Car

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sich mit weiteren Geschäftsführern und den übrigen leitenden Angestellten seines Geschäftsbereichs abzustimmen. Überschneidungen sind auszuschließen.

business affairs and co-ordinate holiday with any other directors and other senior executives in his area of activity. Overlapping shall be avoided.

(2) Genommener Urlaub wird zuerst auf den gesetzlichen Urlaubsanspruch angerechnet. Bei Beendigung des Arbeitsverhältnisses erfolgt eine etwaige Urlaubsabgeltung nur bis zur Höhe des noch bestehenden gesetzlichen Urlaubsanspruchs.

(2) Any used vacation entitlement will first be set off against the Statutory Vacation entitlement. Upon termination of the employment only any remaining unused Statutory Vacation entitlement will be compensated.

§ 10
Wettbewerbsverbot

Der Geschäftsführer verpflichtet sich, während der Dauer dieses Vertrages weder selbstständig noch unselbstständig, weder direkt noch indirekt eine Tätigkeit auszuüben, die mit dem Geschäftsgegenstand der Gesellschaft oder eines verbundenen Unternehmens in direktem Wettbewerb steht oder für ein Unternehmen tätig zu sein, welches mit der Gesellschaft oder einem verbundenen Unternehmen in direktem Wettbewerb steht.

Section 10
Non-Competition Obligation

The Managing Director may not during the term of this Agreement, neither on a self-employed basis nor as an employee, neither directly nor indirectly, carry out any occupation which directly competes with the business of the Company or any Affiliated Company or render services to any enterprise that directly competes with the business of the Company or any Affiliated Company.

§ 11
Bisherige Arbeits- oder Dienstverhältnisse

Section 11
Previous Employment or Service Agreements

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Ein etwaig zwischen den Parteien bestehendes Arbeits- oder sonstiges Beschäftigungsverhältnis endet mit dem Beginn dieses Vertrages. Etwaige zwischen den Parteien bestehende Arbeits- oder Dienstverträge werden mit Wirkung zum Beginn dieses Vertrages aufgehoben.

Any employment or other service agreement possibly existing between the par-ties terminates upon the commencement of this Agreement. All employment or ser-vice agreements possibly existing be-tween the parties are cancelled with effect as of the commencement date of this Agreement

§ 12
Versicherung

Section 12
Insurance

(1) Die Gesellschaft verpflichtet sich, den Geschäftsführer während der Laufzeit dieses Vertrages gegen Schäden aus einem Unfall wie folgt zu versichern:

- Für den Fall der Invalidität mit EUR 1.000.000,00,
- für den Todesfall mit EUR 300.000,00.

(1) The Company is obliged to insure the Managing Director during the duration of this Contract against damages resulting from an accident as follows:

- In case of disability with a sum of EUR 1,000,000.00,
- in case of death with a sum of EUR 300,000.00.

(2) Die Gesellschaft unterhält für den Geschäftsführer während der Vertragslaufzeit eine D & O Versicherung.

(2) The Company shall maintain a D & O insurance for the duration of the Contract.

(3) Die bei der WWK Versicherung bestehende Police... wird aufrechterhalten und weitergeführt.

(3) The Policy... (WWK) will be maintained and continued.

§ 13
Verfallsfristen

Section 13
Expiry

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(1) Soweit die Parteien nicht ausdrücklich etwas anderes vereinbart haben, verfallen alle Ansprüche aus dem Arbeitsverhältnis und solche, die mit dem Arbeitsverhältnis in Verbindung stehen, wenn sie nicht innerhalb von drei Monaten nach ihrer Fälligkeit schriftlich gegenüber der anderen Partei geltend gemacht werden.

(1) Unless expressly agreed otherwise by the Parties, all claims arising from the employment, or related to the employment, lapse if such claims are not asserted in writing with the other party within three months after the respective claim has become due.

(2) Lehnt diese Partei den Anspruch schriftlich ab oder erklärt sie sich nicht innerhalb von zwei Wochen nach der Geltendmachung des Anspruchs schriftlich, so verfällt der Anspruch, wenn er nicht innerhalb von drei Monaten nach dem Zugang der Ablehnung oder nach dem Ablauf der Zweiwochenfrist gerichtlich geltend gemacht wird.

(2) If the other party rejects such claim in writing, or if the other party does not respond in writing within two weeks after the assertion of the claim, such claim shall lapse unless it is asserted before the courts within a period of three months after the receipt of the rejection or the expiry of the two-week period.

(3) Ansprüche, die während eines Kündigungsrechtsstreites fällig werden und von seinem Ausgang abhängen, sind innerhalb von drei Monaten nach rechtskräftiger Beendigung des Rechtsstreits schriftlich geltend zu machen, anderenfalls verfallen sie.

(3) All claims which become due during legal proceedings related to the termination of the employment, and the existence of which depends on the result of such legal proceedings, must be asserted in writing within a period of three months after the final and legally binding conclusion of the legal proceedings, otherwise such claims shall lapse.

§ 14
Daten

Der Geschäftsführer erklärt sich mit

Section 14
Data

The Managing Director declares his consent to the storage of his personal

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der Speicherung seiner personenbezogenen Daten (einschließlich Konfession), die der Gesellschaft bekannt werden, sowie mit der Weitergabe dieser Daten an die Muttergesellschaft oder andere Konzerngesellschaften auch außerhalb der Europäischen Union einverstanden. Der Geschäftsführer wird alle Änderungen in den Angaben zu seiner Person, soweit sie für das Arbeitsverhältnis von Bedeutung sind, unverzüglich der Gesellschaft mitteilen.

data (including religious belief) which becomes known to the Company, and to the transmission of such data to the parent company or other group companies even outside the European Union. The General Manager shall inform the Company without undue delay about all changes of his/her personal data if such changes are of significance for his/her employment.

§ 15
Schlussbestimmungen

(1) Mit der Unterzeichnung dieses Vertrages durch beide Vertragspartner werden alle bis dahin schriftlich, mündlich oder durch konkludentes Verhalten über die schuldrechtlichen Beziehungen in Bezug auf dieses Geschäftsführeranstellungsverhältnis zwischen der Gesellschaft und dem Geschäftsführer getroffenen Vereinbarungen endgültig aufgehoben und durch die Bestimmungen dieses Vertrages ersetzt. Vertragsänderungen bedürfen der Schriftform.

(2) Es besteht Einvernehmen darüber, dass über dieses Geschäftsführeranstellungsverhältnis zwischen der Gesellschaft und dem Geschäftsführer

Section 15
Final Provisions

(1) Upon signature of the present Contract by both parties hereto, all previous agreements entered into between the Company and the Managing Director, either written or verbal or by way of conduct implying intent, which pertain to contractual relations under the law of obligations relating to the latter´s employment as Managing Director, shall be definitively rescinded and substituted by the provisions of this Contract. Any amendments hereto shall be drawn up in writing.

(2) The parties are in agreement that, other than the present Contract, no agreements relating to employment

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(5)Im Zweifel gilt die Deutsche Fassung des Vertrages. In case of doubt only the German version is valid. Kelheim, den-.l_.2016